China Intelligent Lighting Announces NYSE Amex Delisting

HUIZHOU, China, June 14, 2011--China Intelligent Lighting and Electronics, Inc. (NYSE Amex: CIL) (the "Company") today announced that it received written notice that the Listing Qualification Panel (the “Panel”) of the NYSE Amex LLC (the “Exchange”) has determined to affirm the decision of the NYSE Amex Staff to delist the Company’s common stock from the Exchange.  This decision followed a hearing held before the Panel on June 6, 2011.

Under the NYSE Amex Company Guide, the Company may request that the full Committee on Securities review the decision of the Panel within 15 calendar days from the receipt of the letter.  A request for review by the full Committee on Securities, however, will not operate as a stay of the Panel’s decision.  The Company has determined not to appeal this determination.

On June 13, 2011, the Exchange notified the Company that suspension of its securities from the Exchange will occur on June 14, 2011, prior to the open of the market. In addition, the Exchange will file an application with the Securities and Exchange Commission to strike the Company’s common stock from listing and registration on the Exchange when and if authorized.

The Company does not believe that its common stock is currently eligible to be quoted on the OTC Markets Group after delisting from the Exchange.  When, and if, the Company is able to file its delinquent reports and become current in its periodic filing obligations, the Company’s common stock may become eligible for quotation; however, there can be no assurance that the Company’s common stock will ever be, or be eligible to be, quoted.

About China Intelligent Lighting and Electronics, Inc.

China Intelligent Lighting and Electronics, Inc. (NYSE Amex: CIL) is a China-based company that provides a full range of lighting solutions, including the design, manufacture, sales and marketing of high-quality LED and other lighting products for the household, commercial and outdoor lighting industries in China and internationally. The Company currently offers over 1,000 products that include LEDs, long life fluorescent lights, ceiling lights, metal halide lights, super electric transformers, grille spot lights, down lights, and recessed and framed lighting.

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Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the Company's delisting from NYSE Amex; the Company's ability to timely complete an internal investigation into allegations of frauds from its former independent auditor; the discovery of additional issues related to the Company's accounting records which may extend the investigation; costs and expenses incurred by the Company related to the internal investigation, including legal and other professional service fees, and the ultimate findings and conclusions of such investigation; the Company's exposure to shareholder lawsuits that have been filed against the Company in connection with the matters subject to the investigation, in addition to costs and expenses that will be incurred by the Company related to the defense of such claims, particularly in light of the Company's lack of insurance that will cover any of the costs; the ability of its new independent auditing firm to audit the Company's financial statements for the years ended December 31, 2010 and 2009 and file its Form 10-K for the year ended December 31, 2010 within a reasonable period; the Company’s ability to become current in its periodic filing obligations; the Company's inability to efficiently deploy resources to manage the process or complete it on a timely basis; collectability of trade receivables due to the Company by its customers; the Company's ability to develop and market new products; the Company's ability to accurately forecast amounts of supplies needed to meet customer demand; exposure to product liability and defect claims; fluctuations in the availability of raw materials and components needed for the Company's products; changes in the laws of the PRC that affect the Company's operations; and the Company's ability to obtain all necessary government certifications, approvals, and/or licenses to conduct its business.  New risk factors emerge from time to time and the Company cannot predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

For more information, please contact:

Investor Relations:
China Intelligent Lighting and Electronics, Inc.
Peter Zhu
Tel: +1-646-380-2453